UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 22, 2005

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

(636) 728-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

As described more fully below, certain subsidiaries of Thermadyne Holdings Corporation (the “Company”) have entered into agreements to sell certain of the Company’s businesses.  The sale of these businesses results from the Company’s previously announced program of reviewing strategic alternatives for maximizing the contribution to shareholder value of its non-core business units.

GenSet Agreement

On December 22, 2005, Thermadyne Italia S.R.L. (“Thermadyne Italia”), a company organized under the laws of Italy, entered into an Acquisition Agreement pursuant to which it agreed to sell to Mase Generators S.P.A. (“Mase”), a company organized under the laws of Italy, the entire share capital of Gen Set S.P.A. (“GenSet”), a company organized under the laws of Italy (the “GenSet Agreement”), for an enterprise value of Euro 10,400,000 (approximately U.S. $12,500,000) , which is comprised of net debt of Euro 5,500,000 (approximately U.S. $6,600,000) and Euro 4,900,000 for the shares (approximately U.S. $5,900,000).  The cash proceeds from the sale of GenSet will be used to repay a portion of the Company’s outstanding long-term debt.  The transaction is expected to close on December 29, 2005.

GenSet, an indirect wholly-owned subsidiary of the Company, is a manufacturer of technologically advanced generators and engine-driven welders, with fiscal 2004 sales to customers worldwide of approximately U.S. $31,817,000 and operating income of approximately U.S. $169,000.  For the nine months ended September 30, 2005, sales to customers worldwide were approximately U.S. $25,791,000, and operating loss was approximately U.S. $464,000.

Under the terms of the GenSet Agreement, Thermadyne Italia agreed not to operate in the field of manufacture, marketing or sale of power generators in Europe, North America, South America and the Far East for a period of at least five years, subject to certain exceptions.

The Company will record a pretax loss of approximately U.S. $9,000,000, which will be recorded as a loss on disposal of discontinued operations, a component of discontinued operations in the Company’s consolidated statement of operations.  The transaction will result in an after-tax book loss of approximately U.S. $0.68 per share.

A copy of the GenSet Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.  The foregoing summary of the terms of the GenSet Agreement is qualified in its entirety by reference to Exhibit 10.1.

Soltec Agreement

On December 22, 2005, Thermadyne Chile Holdings, Ltd. (“TCHL”) and Thermadyne South America Holdings, Ltd. (“TSAH”), both companies organized under the laws of the Cayman Islands, (together, the “Sellers”) entered into a Purchase Agreement pursuant to which the Sellers agreed to sell all of the ownership interests in Soldaduras Soltec Limitada (“Soltec”) and Comercializadora Metalservice Limitada (“Metalservice”), both limited liability companies organized under the laws of the Republic of Chile, to Soldaduras PCR Soltec Limitada, a limited liability company organized under the laws of the Republic of Chile, and Penta Capital de Riesgo S.A., a private stock corporation organized under the laws of the Republic of Chile (together, the “Buyers”) (the “Soltec Agreement”).  The purchase price of the Soltec and Metalservice interests will be U.S. $7,000,000, plus a post-closing working capital adjustment (estimated to be another U.S. $800,000), resulting in an estimated total of U.S. $7,800,000.  Cash proceeds from the sale of the Soltec and Metalservice interests will be used to repay a portion of the Company’s outstanding long-term debt.  The transaction is expected to close on January 3, 2006.

Soltec and Metalservice, both indirect wholly-owned subsidiaries of the Company, distribute cutting and welding equipment, with fiscal 2004 sales to customers in Latin America of approximately U.S. $7,213,000 and operating income of approximately U.S. $899,000.  For the nine months ended September 30, 2005, sales to customers in Latin America were approximately U.S. $5,873,000, and operating income was approximately U.S. $857,000.

The Company will record a pretax gain of approximately U.S. $500,000, which will be recorded as a gain on disposal of discontinued operations, a component of discontinued operations in the Company’s consolidated statement of operations.  The transaction will result in an after-tax book gain of approximately U.S. $0.01 per share.

A copy of the Soltec Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.  The foregoing summary of the terms of the Soltec Agreement is qualified in its entirety by reference to Exhibit 10.2.

Acceleration of Vesting of Certain Stock Options

On December 22, 2005, the Company’s Board of Directors voted to accelerate the vesting of certain stock options previously awarded to executive officers and other employees under the Company’s 2005 Stock Incentive Plan.  Options to purchase approximately 954,000 shares of common stock (of which approximately 638,000 shares are subject to options held by directors and executive officers) are subject to this acceleration.  Exercise prices of the accelerated options range from $10.95 to $14.45 per share.  As a result, the Company will recognize approximately $300,000 of compensation expense during the fourth quarter of 2005 related to estimated award forfeitures.

Under the terms of the accelerated vesting, shares purchased upon exercise of options prior to the original vesting date may not be sold or otherwise transferred by the purchaser until the original vesting date and, if the holder is not an employee of the Company or an affiliate of the Company on the original vesting date for any reason other than death or disability, may not be sold or otherwise transferred until the fifth anniversary of the original vesting date.

The Company’s decision to accelerate the vesting of these options was primarily to reduce the compensation expense that would be recorded in future periods following adoption of Financial Accounting Standards Board Statement No. 123R Share-Based Payment on January 1, 2006.  This standard will require the Company to recognize compensation expense for share-based payment transaction, including unvested stock options, in the financial statements effective with the quarter ending March 31, 2006.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description of Exhibit
10.1	Acquisition Agreement dated as of December 22, 2005, by and between Thermadyne Italia, S.R.L., as Seller, and Mase Generators S.P.A., as Buyer.

10.2

Purchase Agreement dated as of December 22, 2005, by and among Thermadyne Chile Holdings, Ltd. and Thermadyne South America Holdings, Ltd., as Sellers, and Soldaduras PCR Soltec Limitada and Penta Capital de Riesgo S.A., as Buyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 28, 2005

THERMADYNE HOLDINGS CORPORATION

		By:	/s/ Steve Fray
		Name:	Steve Fray
		Title:	Vice President and Controller

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Acquisition Agreement dated as of December 22, 2005, by and between Thermadyne Italia, S.R.L., as Seller, and Mase Generators S.P.A., as Buyer.

10.2

Purchase Agreement dated as of December 22, 2005, by and among Thermadyne Chile Holdings, Ltd. and Thermadyne South America Holdings, Ltd., as Sellers, and Soldaduras PCR Soltec Limitada and Penta Capital de Riesgo S.A., as Buyers.